EXHIBIT 10.1

PROVINCE OF BRITISH COLUMBIA	Ministry of Mines, Energy and Minerals
Division-Mineral Titles Branch

RECORD OF 2 POST CLAIM - MINERAL TENURE ACT

_______________________________	381773
Mining Division	Tenure No.
_______________________________	____________________________
Gold Commissioner	Date of Record

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APPLICATION TO RECORD A 2 POST CLAIM

I, Richard S. Simpson, Name of Locator, 1201-1188 Quebec Street, Vancouver, British Columbia, V6A 4B3, 687-7136, Client No. 124748, Agent for Self, Name(s), _____________ Address, _____________, _____________ Postal Code and Telephone, Client No. ______, hereby apply for a record of a 2 post claim for the location as outlined on the attached copy of mineral titles reference map number(s) 92I/2E, in the Nicola Mining Division.

ACCESS

Describe how you gained access to the location; include references to roads, trails, topographic features, permanent landmarks and a description of the legal post location.

Drive north on Highway #5 to Merritt, B.C.; and then drive 17.5 km S.E. on Highway 97 east to a small gravel road on the north side of the highway then walk on this side of the road in a E.S.E. direction for approximately 2,200 meters. Then walk 900 meters at 115 degrees T.N. to the south side of a small lake (large pond). My Initial Post is about 20 meters uphill on the south side of the shore.

GPS Co-ordinates taken of posts: Yes [ ] No [X ] If yes, complete information chart on reverse.

TAG INFORMATION

I have securely affixed the portion of the metal identification tag embossed "INITIAL POST (No. 1)" to the post and impressed this information on the tag:

TAG NO. 698656 M INITIAL POST (No. 1)

CLAIM NAME	ASHA #1
LOCATOR	R. Simpson
AGENT FOR	Self
DATE COMMENCED	October 22, 2000
TIME COMMENCED	3:30 pm
DIR. TO F.P.	20 degrees T.N.
METERS TO RIGHT
METERS TO LEFT	500

"Direction" means a bearing measured between 0 degrees and 360 degrees, where 0 degrees is the bearing of true north.

I have securely affixed the portion of the metal identification tag embossed "FINAL POST (No. 2)" to the final post (or the witness post) and impressed this information on the tag:

TAG NO. 698656 M FINAL POST (No. 2)

CLAIM NAME	ASHA #1
LOCATOR	R. Simpson
AGENT FOR	Self
DIST FROM I.P.	500 meters
DATE COMPLETED	October 22, 2000
TIME COMPLETED	4:10 p.m.

If witness post placed for final post: Bearing and distance from the witness post to the true position of the final post, exactly as written on the witness post:_______ degrees, _______ meters.

ACKNOWLEDGMENTS

I have complied with all the terms and conditions of the Mineral Tenure Act and Regulation pertaining to the location of 2 post claims and have attached a plan of the location on which the positions of the initial and final posts (and witness post if applicable) are indicated. The tag information supplied above is the identical information that I impressed upon respective tags affixed to the applicable post when I located this claim, and this information is true and correct.

/s/ R. Simpson
Signature of Locator

RECORDING STAMP